SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 12, 2021

Coeptis Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56194	84-3998117
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 Bradford Rd, Suite 420 Wexford, Pennsylvania		15090
(Address of principal executive offices)		(Zip Code)

724-934-6467

(Registrant’s telephone number, including area code)

Vinings Holdings, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective July 12, 2021, Vinings Holdings, Inc. (the “Company”) changed its name to Coeptis Therapeutics, Inc. The name change was made by the filing of a certificate of amendment to the Company’s certificate of incorporation. In addition, the By-laws of the Company were also amended and restated to reflect the name change to Coeptis Therapeutics, Inc.

A copy of the Certificate of Amendment to Certificate of Incorporation is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K. A copy of the By-laws, as amended and restated, is attached hereto as Exhibit 3.2 to this Current Report on Form 8-K.

Item 8.01. Other Events.

On July 9, 2021, the Company issued a press release announcing the Company name change described under Item 5.03 above and to announce that its ticker symbol on the OTC;PINK will change from “NDYN” to “COEP.” Trading under the new ticker symbol began on July 12, 2021. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this report on Form 8-K.

Exh. No.	Exhibit

3.1	Certificate of Amendment to Certificate of Incorporation.
3.2	Amended and Restated Bylaws.
99.1	Press Release dated July 9, 2021 Announcing Name Change and Symbol Change.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VININGS HOLDINGS, INC.

Date: July 13, 2021	By:	/s/ David Mehalick
Name: David Mehalick
Title: Chairman

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